EXHIBIT 23.4

                            CONSENT OF MERCER CAPITAL


     As independent advisors to the Special Committee of the Board of Directors of Tengasco, Inc., we hereby consent to the inclusion in this Registration Statement on Form S-1 filed by Tengasco, Inc. of the information contained in our written preliminary report to the Special Committee, our oral report to the Special Committee and our engagement letter with the Special Committee for such purposes.

     We  further  consent  to the  reference  to this  firm  under  the  heading
"EXPERTS".



/s/ Andrew K. Gibbs                       February 12, 2004
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Andrew K. Gibbs                           Date
President of Mercer Capital